PRESS RELEASE
For Immediate Release

Date:	July 16, 2009
Contact:	Bruce W. Teeters, Sr. Vice President
Phone:	(386) 274-2202
Facsimile:	(386) 274-1223

                   CONSOLIDATED TOMOKA ANNOUNCES SECOND QUARTER EARNINGS

     DAYTONA BEACH, FLORIDA - Consolidated-Tomoka Land Co. (NYSE Amex-CTO) today reported net income of $187,809 or $.03 earnings per basic share for the quarter ended June 30, 2009, compared with net income of $2,171,192 or $.38 earnings per basic share for the same period in 2008.  Earnings before depreciation, amortization and deferred taxes (EBDDT) totaled $.20 per basic share in 2009's second quarter, compared with $.71 per basic share in the corresponding period in 2008.  For the six months ended June 30, 2009, net income totaled $510,015 or $.09 earnings per basic share and EBDDT totaled $.35 per basic share.  The comparable numbers for the first six months of 2008 were net income of $2,327,316 or $.41 earnings per basic share and EBDDT of $.77 per basic share.

     EBDDT is being provided to reflect the impact of the Company’s business strategy of investing in income properties utilizing tax deferred exchanges.  This strategy generates significant amounts of depreciation and deferred taxes.  The Company believes EBDDT is useful, along with net income, to understanding the Company’s operating results.

     William H. McMunn, president and chief executive officer, stated, “The Company was able to generate a profit for the quarter despite having only one land sale because of its established business plan. The plan emphasizes low debt and stable income produced by an  income properties portfolio of net-lease credit tenants.  We believe our strategy, when compared to that of our peers, best protects long-term shareholder value.  Quarterly results were negatively impacted by increased proxy contest expenses and stock option expenses resulting primarily from our stock’s price increase, which collectively totaled over $2.5 million, or approximately $.27 per share, net of tax, compared with 2008's same period. We believe that our Company is well-positioned to weather the current real estate and overall economic downturns. Management continues to position the Company for the eventual economic upturn by focusing on long-range land planning and land use improvements.”

     Consolidated-Tomoka Land Co. is a Florida-based company primarily engaged in converting Company owned agricultural lands into a portfolio of net lease income properties strategically located in the Southeast, through the efficient utilization of 1031 tax-deferred exchanges.  The Company has low long-term debt and generates over $9 million annually before tax cash flow from its real estate portfolio.  The Company also engages in selective self-development of targeted income properties. The Company’s adopted strategy is designed to provide the financial strength and cash flow to weather difficult real estate cycles.  Visit our website at www.ctlc.com.

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“Safe Harbor”

     Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements.  The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

     The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2009, and thereafter include many factors that are beyond the Company’s ability to control or estimate precisely.  These risks and uncertainties include, but are not limited to, the strength of the real estate market in the City of Daytona Beach in Volusia County, Florida; the impact of a prolonged recession or further downturn in economic conditions; our ability to successfully execute acquisition or development strategies; any loss of key management personnel; changes in local, regional and national economic conditions affecting the real estate development business and income properties; the impact of environmental and land use regulations; the impact of competitive real estate activity; variability in quarterly results due to the unpredictable timing of land sales; the loss of any major income property tenants; and the availability of capital.  Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC.

     While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

     Disclosures in this press release regarding the Company’s current quarter’s financial results are preliminary and are subject to change in connection with the Company’s preparation and filing of its Form 10-Q for the quarter ended June 30, 2009.  The financial information in this release reflects the Company’s preliminary results subject to completion of the quarterly review process.  The final results for the quarter may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of financial statements.

     This release refers to certain non-GAAP financial measures.  As required by the SEC, the Company has provided a reconciliation of these measures to the most directly comparable GAAP measures with this release.  Non-GAAP measures as the Company has calculated them may not be comparable to similarly titled measures reported by other companies.

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EARNINGS NEWS RELEASE
	QUARTER ENDED
	JUNE 30,	JUNE 30,
	2009	2008

REVENUES	$5,263,530	$6,133,734

NET INCOME	$187,809	$2,171,192

BASIC & DILUTED EARNINGS PER SHARE:
NET INCOME	$0.03	$0.38

	SIX MONTHS ENDED
	JUNE 30,	JUNE 30,
	2009	2008

REVENUES	$9,109,457	$10,072,230

NET INCOME	$510,015	$2,327,316

BASIC & DILUTED EARNINGS PER SHARE:
NET INCOME	$0.09	$0.41

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RECONCILIATION OF NET INCOME TO EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES
	QUARTER ENDED
	JUNE 30,	JUNE 30,
	2009	2008
NET INCOME	$187,809	$2,171,192

ADD BACK:

DEPRECIATION & AMORTIZATION	685,270	664,831

DEFERRED TAXES	260,631	1,248,616

EARNINGS BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$1,133,710	$4,084,639

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,723,268	5,727,515

BASIC EBDDT PER SHARE	$0.20	$0.71

RECONCILIATION OF NET INCOME TO EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES

	SIX MONTHS ENDED
	JUNE 30,	JUNE 30,
	2009	2008
NET INCOME	$510,015	$2,327,316

ADD BACK:

DEPRECIATION & AMORTIZATION	1,368,157	1,289,761

DEFERRED TAXES	113,863	815,599

EARNINGS BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$1,992,035	$4,432,676

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,724,879	5,726,848

BASIC EBDDT PER SHARE	$0.35	$0.77

EBDDT - EARNINGS BEFORE DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES. EBDDT IS NOT A MEASURE OF OPERATING RESULTS OR CASH FLOWS FROM OPERATING ACTIVITIES AS DEFINED BY U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. FURTHER, EBDDT IS NOT NECESSARILY INDICATIVE OF CASH AVAILABILITY TO FUND CASH NEEDS AND SHOULD NOT BE CONSIDERED AS AN ALTERNATIVE TO CASH FLOW AS A MEASURE OF LIQUIDITY. THE COMPANY BELIEVES, HOWEVER, THAT EBDDT PROVIDES RELEVANT INFORMATION ABOUT OPERATIONS AND IS USEFUL, ALONG WITH NET INCOME, FOR AN UNDERSTANDING OF THE COMPANY'S OPERATING RESULTS.

EBDDT IS CALCULATED BY ADDING DEPRECIATION, AMORTIZATION AND THE CHANGE IN DEFERRED INCOME TAXES TO NET INCOME AS THEY REPRESENT NON-CASH CHARGES.

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CONSOLIDATED BALANCE SHEETS

	JUNE 30,	DECEMBER 31,
	2009	2008
ASSETS $	$	$
Cash	712,735	388,787
Restricted Cash	--	462,765
Investment Securities	4,948,011	5,260,868
Refundable Income Taxes	413,344	--
Notes Receivable	4,003,693	4,153,693
Land and Development Costs	19,821,489	18,973,138
Intangible Assets	4,799,234	5,009,819
Other Assets	5,661,464	6,048,126
	40,359,970	40,297,196

Property, Plant and Equipment:
Land, Timber and Subsurface Interests	13,196,544	12,643,391
Golf Buildings, Improvements & Equipment	11,777,719	11,750,711
Improvements	119,285,746	116,517,534
Other Building, Equipment and Land Improvements	3,224,292	3,207,845
Construction in Process	--	1,217,549
Total Property, Plant and Equipment	147,484,301	145,337,030
Less, Accumulated Depreciation and Amortization	(13,642,811)	(12,488,163)
Net - Property, Plant and Equipment	133,841,490	132,848,867

TOTAL ASSETS	174,201,460	173,146,063

LIABILITIES
Accounts Payable	134,035	706,095
Accrued Liabilities	7,408,839	7,204,749
Accrued Stock Based Compensation	1,545,988	1,190,725
Pension Liability	2,847,605	3,127,230
Income Taxes Payable	--	1,236,206
Deferred Income Taxes	33,430,299	33,316,436
Notes Payable	11,632,843	8,550,315

TOTAL LIABILITIES	56,999,609	55,331,756

SHAREHOLDERS' EQUITY
Common Stock	5,723,268	5,727,515
Additional Paid in Capital	5,131,246	5,217,955
Retained Earnings	108,920,998	109,556,103
Accumulated Other Comprehensive Loss	(2,573,661)	(2,687,266)

TOTAL SHAREHOLDERS' EQUITY	117,201,851	117,814,307

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	174,201,460	173,146,063

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